Exhibit 99.1

Investor Presentation New York, NY February 27 - March 1, 2018

LEGAL NOTICE / FORWARD-LOOKING STATEMENTS This presentation contains “forward-looking statements” that we believe to be reasonable as of the date of this presentation.These statements, which include any statement that does not relate strictly to historical facts, use terms such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “position,” “potential,” “predict,” “project,” or “strategy” or the negative connotation or other variations of such terms or other similar terminology. In particular, statements, expressed or implied, regarding future results of operations or ability to generate sales, income or cash flow, to make acquisitions, or to make distributions to unitholders are forward-looking statements. These forward-looking statements are based on management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting Buckeye Partners, L.P. (the “Partnership”, “Buckeye” or “BPL”) and therefore involve a number of risks and uncertainties, many of which are beyond management’s control. Although the Partnership believes that its expectations stated in this presentation are based on reasonable assumptions, actual results may differ materially from those expressed or implied in the forward-looking statements. The factors listed in the “Risk Factors” sections of, as well as any other cautionary language in, the Partnership’s public filings with the Securities and Exchange Commission, provide examples of risks, uncertainties and events that may cause the Partnership’s actual results to differ materially from the expectations it describes in its forward-looking statements.Each forward-looking statement speaks presentation, and the Partnership undertakes no obligation to update or revise any forward-looking statement. only as of the date of this © Copyright 2018 Buckeye Partners, L.P. 2

ORGANIZATIONAL OVERVIEW



Buckeye owns and operates a diversified global network of integrated assets providing midstream logistic solutions, which generate stable and consistent cash flows

Domestic Pipelines & Terminals

One of the largest independent liquid petroleum products pipeline and terminal operators with assets located primarily in the Northeast, Midwest and Southeast United States

- ~6,000 miles of pipeline with ~110 delivery locations
- 115 active liquid petroleum product terminals
- ~57 million barrels of liquid petroleum product storage capacity

Global Marine Terminals(3)

One of the largest networks of marine terminals located primarily in the East Coast and Gulf Coast regions of the United States as well as in the Caribbean, Northwest Europe, the Middle East and Southeast Asia

- 22 liquid petroleum product terminals located in key global energy hubs
- ~120 million barrels of liquid petroleum product tank capacity

Merchant Services

Markets liquid petroleum products in certain areas served by Domestic Pipelines & Terminals and Global Marine Terminals

2017 Adjusted EBITDA(1) - $1.1 billion


$28.1
$512.8
$573.0

Market and Financial Highlights

Market Data(2)	
Unit Price	$46.17
Market Capitalization	$6.8 billion
Yield	10.9%
Financial Data(1)	
Adjusted EBITDA	$1.1 billion
Distribution per Unit (Annualized)	$5.05
Distribution Coverage Ratio	1.00x
Debt to Adjusted EBITDA Ratio	4.41x

(1) Presented in millions. See Non-GAAP Reconciliations at end of presentation.
(2) As of February 22, 2018.
(3) Includes Buckeye's 50% equity interest in VTTI B.V.

BUCKEYE PARTNERS, L.P.

© Copyright 2018 Buckeye Partners, L.P.

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SYSTEM MAP Chicago Complex NY Harbor Gulf Coast Caribbean Northwest Europe Singapore Fujairah © Copyright 2018 Buckeye Partners, L.P. 4 Global network situated across major logistics hubs U.S. Gulf Coast Chicago Complex New York Harbor The Caribbean Northwest Europe Fujairah Singapore

TRANSFORMATION SINCE 2010 oAcquired over 75 domestic and international terminals with over 130 million bbls of storage capacity, including 50% equity interest in VTTI B.V. with assets located in key global energy hubs oCreated seven hubs through acquisitions and commercial efforts $2.5 $2.0 $1.5 $1.0 Since 2011, over 10 million barrels(3) of fuel oil storage have been converted to handle a wider spectrum of products in order to align Buckeye’s service offerings with changing market dynamics $0.5 $0.0 (2) 2010 2011 2012 2013 2014 2015 20162017 Internal Growth Acquisitions © Copyright 2018 Buckeye Partners, L.P. (1) (2) (3) See Non-GAAP Reconciliations at end of presentation. Includes VTTI acquisition of $1.15 billion, funded January 4, 2017. Conversion of 2 million barrels currently in progress and expected to be in service in the second half of 2018. 5 In billions $0.1 $1.9 $1.2 $0.9 $0.9 $0.3 $0.5 $0.3 $0.4 $0.4 $0.3 $0.3 $0.3 $0.3 $1.1 Invested over $8 Billion in Acquisitions and Internal Growth ~16% CAGR Global Marine Terminals Segment Provides Significant Diversification in Adjusted EBITDA(1) Significant Geographic Diversification From Acquisitions and Capital Investments

DIVERSIFICATION DRIVES STABILITY Market-Based Tariffs Represent Significant Portion of Pipeline Revenue Results of Product Diversification 2010 3% 2017 2017 Refined(1) Crude Oil/Condensate Other(2) FERC INDEX MARKET-BASED OTHER 11% FERC INDEX MARKET-BASED OTHER 47% 35% 42% 97% 65% Expansion of Terminal Business Revenues 2010 2017 2017 Pipelines Terminals 30% 45% 55% 70% As % of Domestic P&T As % of Total P&T/GMT(3) © Copyright 2018 Buckeye Partners, L.P. (1) Refined products primarily include gasoline, jet fuel, diesel and heating oil. (2) Other products primarily include fuel oil, butane, propylene, diluent and asphalt. (3) Includes both Domestic Pipelines & Terminals and Global Marine Terminals segments. 6 Diversified portfolio generates stable cash flows; over 95% of 2017 Adjusted EBITDA was fee-based

VTTI B.V. OVERVIEW



Acquisition Overview

- Buckeye acquired 50% of the equity interest in VTTI B.V. ("VTTI") from Vitol for $1.15 billion
- VTTI, based in the Netherlands, is an independent provider of storage and terminalling services for refined products, LPG and crude oil
- Focused on international terminal investments in key global energy hubs and in locations where product flows are increasing
- 100% of VTTI revenues are fee-based with no direct commodity price exposure
- Not dependent on absolute oil price levels or drilling economics to support growth

Buyout of MLP Public Unitholders

- In September 2017, VTTI acquired all of the publicly held common units of VTTI Energy Partners LP at a price of $19.50 per common unit, in accordance with the definitive merger agreement signed May 8, 2017
- The VTTI Energy Partners LP unitholders approved the merger on September 13, 2017
- Buckeye funded its portion of the transaction (approximately $237 million) with 50% equity and 50% debt, utilizing available capacity on Buckeye's revolver and net proceeds from a September 2017 block sale of limited partner units pursuant to its At-The-Market ("ATM") program
    - No remaining equity overhang
- The buyout simplified VTTI's structure and is expected to enhance accretion to Buckeye

VTTI Highlights

International Marine Terminal Platform

- Immediate world-wide presence with sizeable assets in major global hubs (ARA[1], Singapore, Middle East) alongside key terminalling locations in emerging markets
- High quality assets consisting of retrofitted terminals and newly constructed facilities, all designed with a focus on customer optionality

High Growth Business

- Robust growth trajectory with development projects underway including recent acquisitions in Panama and Croatia, expansions in Rotterdam and Antwerp, and the build out of a greenfield terminal project in South Asia

Vitol Partnership

- A partnership with Vitol, the largest independent trader of petroleum products, provides unique insight and visibility towards current and future product flows and growth opportunities

Financially Attractive Investment

- Immediate accretion to distributable cash flow expected to grow over time
- Attractive long-term acquisition multiple
- No direct commodity price exposure

BUCKEYE PARTNERS, L.P.

(1) Amsterdam, Rotterdam, and Antwerp.

© Copyright 2018 Buckeye Partners, L.P.

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BUCKEYE'S VTTI STRATEGY



Expand Our International Marine Terminal Platform

- Immediate world-wide presence with sizeable assets in key global hubs (ARA[1], Singapore, Middle East)
- High quality assets consisting of modernized terminals and newly constructed facilities, all designed with a focus on customer optionality
- Hard-to-replicate global network with superior customer optionality and multimodal capabilities to receive and deliver a wide array of petroleum products (marine, road, pipeline and rail access)



Amsterdam, Netherlands
Rotterdam, Netherlands
Antwerp, Belgium
Ventspils, Latvia
Kaliningrad, Russia
New York Harbor
Ploce, Croatia
Corpus Christi
Cape Canaveral, Florida
Vasiliko, Cyprus
Bahamas
Puerto Rico
St. Lucia
Panama City, Panama
Fujairah, UAE
Lagos, Nigeria
Johor, Malaysia
< 5 MMBbls
25 MMBbls
VTTI Locations
Buckeye Global Marine Terminals Locations
Buenos Aires, Argentina
Cape Town, South Africa
Mombasa, Kenya

Terminal Location & Capacity Summary

Region / Location	VTTI's Ownership Interest	Gross Capacity (MMBbls)
Amsterdam, Netherlands	100%	8.6
Rotterdam, Netherlands	90%	7.0
Antwerp, Belgium	100%	6.0
Northwest Europe Hub / ARA		**21.6**
Fujairah, United Arab Emirates	90%	10.1
Middle East Shipping Hub		**10.1**
Johor, Malaysia	100%	7.3
Singapore Harbor Hub		**7.3**
Europe / Latvia	49%	7.5
Europe / Cyprus	100%	3.4
Europe / Russia	100%	0.3
Europe / Croatia	70%	0.3
North America / Florida	100%	2.9
South America / Argentina	100%	1.4
Central America / Panama	75%	1.4
Africa / Kenya	100%	0.7
Africa / Nigeria	50%	0.1
Africa / South Africa	70%	0.8
Other		**18.8**
Total VTTI		**57.8**
Region / Location	**Buckeye's Ownership Interest**	**Gross Capacity (MMBbls)**
Buckeye Caribbean	100%	40.3
Buckeye New York Harbor	100%	15.2
Buckeye Corpus Christi	80%	6.7
Total Buckeye Global Marine		**62.2**
Combined Buckeye Global Marine & VTTI		**120.0**

VTTI delivers a complementary geographically diverse footprint that provides Buckeye with immediate access to new markets on a scale that would be difficult to replicate organically

BUCKEYE PARTNERS, L.P.

(1) Amsterdam, Rotterdam, and Antwerp.

© Copyright 2018 Buckeye Partners, L.P.

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RECENT DEVELOPMENTS AND QUARTERLY HIGHLIGHTS



Fourth quarter 2017 declared distribution maintained at same level as prior quarter

Domestic Pipelines & Terminals

- Contributions from higher pipeline tariffs and increased pipeline and terminal throughput volumes for the quarter
- Improved contribution from first phase of the Michigan/Ohio Expansion project
- Increased heating oil demand driven by cold weather

Global Marine Terminals

- Improved operating performance at Buckeye Texas Partners, including record processing throughput volumes on both splitters
- Continue to recognize solid contributions from the 50% equity interest in VTTI
- Decline in capacity utilization as a result of the exit of a long-term customer and weaker overall storage market conditions
- Continue to advance on recontracting efforts and facility modifications that will better align storage capabilities with evolving customer demand

Merchant Services

- Continued benefit from disciplined inventory management and asset optimization
- Record contribution to the Buckeye umbrella in 2017

Demonstrated continued success of diversification strategy and quality of Buckeye commercial, technical and operating teams

Quarterly Adjusted EBITDA Performance[1]


$244.6
$256.6
$271.7
$255.1
$277.5
$269.2
$277.3
$289.9
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17
3Q17
4Q17



Buckeye Perth Amboy Dock

(1) See Non-GAAP Reconciliations at end of presentation.

BUCKEYE PARTNERS, L.P.

© Copyright 2018 Buckeye Partners, L.P.

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LOOKING FORWARD
2018 OUTLOOK



Domestic Pipelines & Terminals

- Expect tariff increases on market-based and FERC index-based tariff pipelines to drive pipeline throughput revenue growth
- Terminal throughput revenue growth expected to be driven by completion of growth capital initiatives and expansion of market share, partially offset by expiration of a crude-by-rail contract at our Chicago Complex in early 2018
- Continuing to advance on a number of projects with attractive return profiles across our portfolio of assets, such as the second phase of the Michigan/Ohio Expansion Project (target in-service date late 2018), Chicago Complex Expansion, which is expected to enhance service offerings for a major Midwestern-area refiner, and a number of smaller projects that require moderate capital investments

Global Marine Terminals

- Expanding dock capabilities, adding storage capacity and increasing pipeline connectivity at Buckeye Texas Partners in advance of an anticipated increase in throughput volumes from the Permian into Corpus Christi
- VTTI is expected to benefit from a broad set of organic and expansion opportunities capitalizing on emerging market trends at attractive expected investment multiples
- Completion of the New York Harbor optimization projects in 2018, conversion of storage capacity in the Caribbean to handle a wider spectrum of products, and enhancing certain service offerings to accommodate new business lines is anticipated to drive improved utilization across storage assets
- Evolving overall market conditions are anticipated to be less favorable for segregated storage demand

Merchant Services

- Continued focus on asset optimization across Buckeye's portfolio to drive higher utilization and incremental value

Key Considerations in Distribution Policy


Coverage
Leverage
Distribution Policy
Capital Requirements / Equity Needs
General Business Conditions
Market Valuation Drivers

- At current yield, Buckeye believes that greater unitholder value can be generated by maintaining its distribution rate and retaining capital rather than by continuing distribution growth.
- While distribution decisions are made on a quarterly basis, Buckeye has never cut its distribution and has no intention to do so now.
- Buckeye entered into a purchase agreement with institutional investors for the private placement of $265 million of Class C Units, for which distributions may be paid through additional Class C Units rather than cash, with a 2 year conversion period into LP Units on a one-for-one basis
  - Expected to eliminate the need for additional equity offerings in 2018 and 2019 to fund our growth capital expenditures
  - Offering anticipated to improve coverage and to strengthen Buckeye's balance sheet through reduced leverage
  - Purchasers have the option to buy an additional $50 million of Class C Units

Debt Maturities Over Next Five Years


1,200
1,000
800
600
400
200
-
$ in Millions
$700M
$525M
$1,069M
2018
2019
2020
2021(1)
2022

BUCKEYE PARTNERS, L.P.

(1) Includes December 31, 2017 balance on revolving credit facility of $419 million, which matures in 2021.

© Copyright 2018 Buckeye Partners, L.P.

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GROWTH CAPITAL PROJECTS DEVELOPMENT OF SOUTH TEXAS GATEWAY DISTRIBUTION CAPABILITIES oPermian Basin is one of the most prolific oil producing areas in the world Buckeye is positioned to benefit from new project development as well as expansion of service from growing volumes of crude oil production through its “last-mile” solutions oTakeaway capacity from this basin is expected to be constrained as early as 2019, and multiple pipeline projects will likely be necessary to alleviate these constraints oExisting pipeline infrastructure largely targets the Houston market and is creating additional bottlenecks oCorpus Christi represents a more efficient path to market and a compelling alternative to the Houston/Beaumont area refining and terminal complex oBuckeye launched a binding open season in December 2017 in connection with construction of a ~600-mile long-haul pipeline with origination points in Wink, Midland, Gardendale and Crane, Texas to Buckeye Texas Partners (“BTP”) facilities in Corpus Christi and to destinations in Ingleside and Houston, Texas oTotal expected capacity of up to 600,000 barrels per day with multiple quality segregations oBuckeye’s advantaged “last-mile” solutions include existing superior marine terminal export capabilities and connectivity within the Corpus Christi market oBuckeye is executing several growth projects to accommodate growing market demands, including increased storage capacity and infrastructure modifications that will enable handling of larger incremental volume movements across its facility and docks 4,500 4,000 3,500 3,000 2,500 2,000 1,500 1,000 500 0 Q1'17 Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 Refineries PELA (SXL) BridgeTex (PAA/MMP) CS (Jan 2018) TPH (Sept 2017) Basin (PAA/EPD) West Texas Gateway (ETP) Cactus (PAA) RBC (Dec 2017) Centurion (OXY) West Texas Gulf (SXL) Midland-Sealy (EPD) GS (Dec 2017) Longhorn (MMP) Permian Express II (SXL) Delaware to Cushing (PAA) Genscape (Oct 2017) © Copyright 2018 Buckeye Partners, L.P. (1) Permian crude supply/demand balances sourced from various Wall Street analyst reports and company presentations/press releases. 11 MBbls/d Permian Crude Supply/Demand Balance(1)

GROWTH CAPITAL PROJECTS MICHIGAN/OHIO EXPANSION oExpected to further expand Buckeye’s capabilities to move refined product barrels from Midwestern refineries to Pittsburgh and Central Pennsylvania destinations to satisfy shipper demand oIncludes partial reversal of Buckeye’s Laurel Pipeline to move product from Pittsburgh into Central Pennsylvania oDelivery capacity of petroleum products to Pittsburgh area destination and to the Altoona area will increase by a total of approximately 40,000 barrels per day oCompleted a successful open season with 10-year shipper commitments oContinue to move through the regulatory approval process; a decision by the Pennsylvania Public Utility Commission is expected in mid-2018 oExpected completion by the end of 2018 oExpect to enter into a long-term agreement with a major Midwestern refiner to further expand storage, throughput capacity and service capabilities in the Chicago Complex to support growing needs of major Midwestern refinery customers oNecessary air permits have already been received oEnhances liquidity of the Chicago Complex and further solidifies our position as the premier storage and trading market in the area oExpected completion in 2019 oMidwest refineries have been steadily increasing production of lower-cost gasoline and diesel oProvides safe and reliable pipeline option for Midwestern refiners to move lower-cost fuels eastward to meet consumer demand oIncreases Pennsylvania's access to domestically produced fuels decreasing dependence on costly imports oProvides Pennsylvania consumers with access to Midwestern supply, historically less expensive than product sourced from the East Coast Pipeline construction for Michigan/Ohio Expansion © Copyright 2018 Buckeye Partners, L.P. 12 Michigan/Ohio Expansion Benefits Chicago Complex Michigan/Ohio Expansion – Phase Two

GROWTH CAPITAL PROJECTS



Domestic Pipelines & Terminals

- Expansion of Jacksonville, FL terminal to increase throughput capacity and provide ethanol by rail capabilities
- Increasing ethanol and butane blending capabilities at the Southeast terminals
- Expanding and creating an integrated Pittsburgh Complex between our Pittsburgh, Coraopolis and recently acquired Indianola terminal
- Reconfiguring the Albany, NY terminal to support a refined products rail and truck rack business
- Expanding Cincinnati terminal to facilitate access to pipeline-sourced products
- Assessing opportunities for LPG storage across Buckeye's footprint

Growth Capital Spend

2018 spend of approximately $275-325 million

- Available liquidity on revolver(1) $1.1 billion
- Debt to Adjusted EBITDA ratio(2) 4.41x

Global Marine Terminals

New York Harbor

- Further enhance competitive position by improving the facilities' interconnectivity, marine handling, blending and pipeline takeaway capabilities along with incremental storage capacity
- Multiple storage, distribution, processing and export projects under evaluation to support long-term growth

Caribbean

- Butane blending services and onshore storage at Buckeye Bahamas Hub
- Converting approximately 2 million barrels of capacity to handle a wider spectrum of products
- Projects to further capability to handle specialty crude products

VTTI

- VTTI is progressing with assessments of various acquisition and expansion options in the Americas, Europe, and Asia

Our strategy remains focused on growing and diversifying Buckeye's business to capitalize on new products and services and to expand our geographic reach

BUCKEYE PARTNERS, L.P.

(1) As of December 31, 2017.
(2) For the year ended December 31, 2017. See Non-GAAP Reconciliations at end of presentation.

© Copyright 2018 Buckeye Partners, L.P.

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INVESTMENT SUMMARY Diverse portfolio of assets built through acquisitions and internal investment that deliver stable financial results despite volatile and depressed commodity price environment oPredominantly fee-based cash flows from our transportation, terminal throughput, storage and processing activities oSignificant geographic and product diversity, including access to international logistics opportunities, broader product service capabilities and significant near-term growth projects o50% equity interest in VTTI establishes immediate worldwide presence in one of the largest independent global marine terminal businesses with attractive growth profile oLower cost of capital realized from elimination of GP IDRs oImportant differentiation from many MLP peers oCommitted to maintaining an investment grade credit rating oExposure to counterparty non-performance is limited oEmpowered, commercially focused and team-oriented employees accountable and incentivized to deliver results oUninterrupted distributions to our unitholders each quarter for the past 30 years Buckeye Bayonne Terminal Buckeye Texas Partners condensate splitters © Copyright 2018 Buckeye Partners, L.P. 14

FINANCIAL OVERVIEW

FINANCIAL PERFORMANCE (1) 2013 and 2014 amounts represent Adjusted EBITDA from continuing operations and exclude the Natural Gas Storage business, which was classified as Discontinued Operations during the fourth quarter of 2013 and divested in the fourth quarter of 2014. (2) See Non-GAAP Reconciliations at end of presentation. (3) Distributable cash flow divided by cash distributions declared for the respective periods. © Copyright 2018 Buckeye Partners, L.P. 16 Cash Distributions per Unit - Declared Debt to Adjusted EBITDA Ratio(2) Cash Distribution Coverage Ratio(1)(2)(3) Adjusted EBITDA (in millions)(1)(2)

NON-GAAP RECONCILIATIONS

NON-GAAP FINANCIAL MEASURES Adjusted EBITDA and distributable cash flow are measures not defined by accounting principles generally accepted in the United States of America (“GAAP”). We define Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, further adjusted to exclude certain non-cash items, such as non-cash compensation expense; transaction, transition, and integration costs associated with acquisitions; certain gains and losses on foreign currency transactions and foreign currency derivative financial instruments, as applicable; and certain other operating expense or income items, reflected in net income, that we do not believe are indicative of our core operating performance results and business outlook, such as hurricane-related costs, gains and losses on property damage recoveries, and gains and losses on asset sales. We define distributable cash flow as Adjusted EBITDA less cash interest expense, cash income tax expense, and maintenance capital expenditures, that are incurred to maintain the operating, safety, and/or earnings capacity of our existing assets, plus or minus realized gains or losses on certain foreign currency derivative financial instruments, as applicable. These definitions of Adjusted EBITDA and distributable cash flow are also applied to our proportionate share in the Adjusted EBITDA and distributable cash flow of significant equity method investments, such as that in VTTI, B.V. (“VTTI”), and are not applied to our less significant equity method investments. The calculation of our proportionate share of the reconciling items used to derive these VTTI performance metrics is based upon our 50% equity interest in VTTI, prior to adjustments related to noncontrolling interests in several of its subsidiaries and partnerships, which are immaterial. These adjustments include gains and losses on foreign currency derivative financial instruments used to hedge VTTI’s United States dollar denominated distributions which are excluded from Adjusted EBITDA and included in distributable cash flow when realized. Adjusted EBITDA and distributable cash flow are non-GAAP financial measures that are used by our senior management, including our Chief Executive Officer, to assess the operating performance of our business and optimize resource allocation. We use Adjusted EBITDA as a primary measure to: (i) evaluate our consolidated operating performance and the operating performance of our business segments; (ii) allocate resources and capital to business segments; (iii) evaluate the viability of proposed projects; and (iv) determine overall rates of return on alternative investment opportunities. We use distributable cash flow as a performance metric to compare cash-generating performance of Buckeye from period to period and to compare the cash-generating performance for specific periods to the cash distributions (if any) that are expected to be paid to our unitholders. Distributable cash flow is not intended to be a liquidity measure. Buckeye believes that investors benefit from having access to the same financial measures used by senior management and that these measures are useful to investors because they aid in comparing Buckeye’s operating performance with that of other companies with similar operations. The Adjusted EBITDA and distributable cash flow data presented by Buckeye may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the attached reconciliations of each of Adjusted EBITDA and distributable cash flow to net income. © Copyright 2018 Buckeye Partners, L.P. 18

NON-GAAP RECONCILIATIONS[1]

In millions, except ratios



	2013	2014	2015	2016	2017
Adjusted EBITDA [2][3]***:***					
Domestic Pipelines & Terminals	$486.5	$532.1	$522.2	$568.4	$573.0
Global Marine Terminals	149.7	239.6	323.9	427.2	512.8
Merchant Services	12.6	(8.1)	22.0	32.4	28.1
Adjusted EBITDA	$648.8	$763.6	$868.1	$1,028.0	$1,113.9
Reconciliation of Net Income to Adjusted EBITDA and Distributable Cash Flow [2]***:***					
Net income[4]	$351.6	$334.5	$438.4	$548.7	$493.7
Less: Net income attributable to non-controlling interests	(4.2)	(1.9)	(0.3)	(13.1)	(14.9)
Net income attributable to Buckeye Partners, L.P.	347.4	332.6	438.1	535.6	478.8
Add: Interest and debt expense	130.9	171.2	171.3	194.9	225.6
Income tax expense	1.1	0.5	0.9	1.5	0.9
Depreciation and amortization	147.6	196.4	221.3	254.7	269.2
Non-cash unit-based compensation expense	21.0	21.0	29.3	33.3	30.3
Acquisition and transition expense	11.8	13.0	3.1	8.2	4.2
Litigation contingency reserve	-	40.0	15.2	-	-
Hurricane-related costs[5]	-	-	-	16.8	5.8
Proportionate share of Adjusted EBITDA for the equity method investment in VTTI	-	-	-	-	126.6
Less: Amortization of unfavorable storage contracts	(11.0)	(11.1)	(11.1)	(6.0)	-
Gains on property damage recoveries	-	-	-	(5.7)	(4.6)
Gain on sale of ammonia pipeline	-	-	-	(5.3)	-
Earnings from the equity method investment in VTTI[6]	-	-	-	-	(22.9)
Adjusted EBITDA	$648.8	$763.6	$868.1	$1,028.0	$1,113.9
Less: Interest and debt expense, excluding amortization of deferred financing costs, debt discounts and other	(122.4)	(156.7)	(154.5)	(178.1)	(208.4)
Income tax (expense) benefit, excluding non-cash taxes	(0.7)	(0.7)	(1.6)	0.3	(0.3)
Maintenance capital expenditures	(71.5)	(79.4)	(99.6)	(129.7)	(144.0)
Proportionate share of VTTI's interest expense, current income tax expense, realized foreign currency derivative gains and losses and maintenance capital expenditures	-	-	-	-	(43.9)
Add: Hurricane-related maintenance capital expenditures	-	-	-	6.1	14.6
Distributable cash flow	$454.2	$526.8	$612.4	$726.6	$731.9
Distributions for coverage ratio[7]	$456.5	$549.5	$603.2	$664.2	$728.7
Coverage Ratio	**0.99x**	**0.96x**	**1.02x**	**1.09x**	**1.00x**
Reconciliation of Debt to Adjusted EBITDA Ratio:					
Line of credit	$226.0	$166.0	$111.5	-	252.2
Long-term debt	3,075.2	3,368.6	3,732.8	4,217.7	4,658.3
Total debt	$3,301.2	$3,534.6	$3,844.3	$4,217.7	$4,910.5
Adjusted EBITDA	$648.8	$763.6	$868.1	$1,028.0	$1,113.9
Debt to Adjusted EBITDA Ratio	**5.09x**	**4.63x**	**4.43x**	**4.10x**	**4.41x**

(1) Amounts may not recalculate due to rounding.
(2) 2013 and 2014 amounts exclude the Natural Gas Storage business, which was classified as Discontinued Operations during the fourth quarter of 2013 and divested in the fourth quarter of 2014.
(3) Adjusted EBITDA by segment reflects adjustments to prior period information to conform to the current business segments as a result of changes to our operating structure in December 2013 and December 2015.
(4) Net income in 2013, 2014 and 2015 excludes losses from Discontinued Operations.
(5) Represents costs incurred at our BBH facility in the Bahamas, Yabucoa Terminal in Puerto Rico, Corpus Christi facilities in Texas, and certain terminals in Florida, as a result of Hurricanes Harvey, Irma and Maria, which occurred in August and September 2017, as well as Hurricane Matthew, which occurred in October 2016, consisting of operating expenses and write-offs of damaged long-lived assets.
(6) The calculation of our proportionate share of the reconciling items used to derive these VTTI performance metrics is based upon our 50% equity interest in VTTI, prior to adjustments related to noncontrolling interests in several of its subsidiaries and partnerships, which are immaterial.
(7) Represents cash distributions declared for LP Units and for distribution equivalent rights with respect to certain unit-based compensation awards ("DERs") outstanding as of each respective period.

BUCKEYE PARTNERS, L.P.

© Copyright 2018 Buckeye Partners, L.P.

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